Exhibit 99.01
Green Dot Reports First Quarter 2025 Results
Company increases 2025 outlook
Company sees continued momentum in embedded finance with new Samsung and Crypto.com partnerships, and renewal of significant retail partnership
Provo, UT - May 8, 2025 - Green Dot Corporation (NYSE: GDOT), a leading digital bank and fintech that delivers seamless banking and payment tools for consumers and businesses, today reported financial results for the quarter ended March 31, 2025.
“It was a very strong start to 2025 as we beat our projections, added significant new BaaS and money processing partners, and extended a major retail relationship,” said William Jacobs, Interim Chief Executive Officer of Green Dot. “We believe this indicates our work to optimize our platform and operations over the last few years is beginning to pay off, and we look forward to sharing more updates on new partners and partner launches in the coming months. These results also reinforce my confidence that we are positioned to win in the embedded finance market, which is seeing continued demand and expansion.”
Consolidated Results Summary

	Three Months Ended March 31,
	2025	2024	% Change
	(In thousands, except per share data and percentages)
GAAP financial results
Total operating revenues	$558,874	$451,988	24%
Net income	$25,773	$4,750	443%
Diluted earnings per common share	$0.47	$0.09	422%

Non-GAAP financial results[1]
Non-GAAP total operating revenues[1]	$555,964	$447,423	24%
Adjusted EBITDA[1]	$90,559	$59,232	53%
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	16.3%	13.2%	3.1%
Non-GAAP net income[1]	$58,407	$31,440	86%
Non-GAAP diluted earnings per share[1]	$1.06	$0.59	80%
Unencumbered cash at the holding company was approximately $142 million as of March 31, 2025.

1	Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to adjusted EBITDA, net income to non-GAAP net income, and diluted earnings per share to non-GAAP diluted earnings per share, respectively, are provided in the tables immediately following the unaudited consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key Metrics
The following table shows Green Dot's quarterly key business metrics for each of the last five calendar quarters on a consolidated basis and by each of its reportable segments. Please refer to Green Dot’s latest Annual Report on Form 10-K for a description of the key business metrics, as well as additional information regarding how Green Dot organizes its business by segment.

	2025	2024
	Q1	Q4	Q3	Q2	Q1
	(In millions)
Consolidated *
Gross dollar volume	$37,252	$35,282	$33,473	$32,130	$30,755
Number of active accounts	3.58	3.67	3.46	3.41	3.51
Purchase volume	$5,113	$5,152	$4,887	$5,012	$5,274
Consumer Services
Gross dollar volume	$4,238	$4,060	$3,983	$4,014	$4,500
Number of active accounts	1.80	1.88	1.78	1.76	1.93
Direct deposit active accounts	0.41	0.43	0.44	0.45	0.46
Purchase volume	$3,127	$3,082	$2,904	$3,036	$3,339
B2B Services
Gross dollar volume	$33,014	$31,222	$29,490	$28,116	$26,255
Number of active accounts	1.78	1.79	1.68	1.65	1.58
Purchase volume	$1,986	$2,070	$1,983	$1,976	$1,935
Money Movement
Number of cash transfers	7.51	8.14	8.22	8.15	7.77
Number of tax refunds processed	7.98	0.15	0.19	4.20	9.28
* Represents the sum of Green Dot's Consumer Services and B2B (as defined herein) Services segments.

"All three of our reporting segments posted profit growth this quarter for the first time in several years," said Jess Unruh, Chief Financial Officer of Green Dot. "Assuming no major changes to the economic backdrop, our first quarter performance should allow us to continue investing in the company while delivering better-than-expected bottom line results to our shareholders."

2025 Financial Guidance
Green Dot has provided its updated financial outlook for 2025. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. In particular, its outlook reflects several considerations, including but not limited to the current macro-economic environment, the effect of inflation and interest rates, negative trends within certain channels of its business, investment in strategic initiatives and compliance programs, and cost reduction initiatives. Additionally, any expenses associated with Green Dot's process to evaluate strategic alternatives are expressly excluded from its non-GAAP financial measures and outlook. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.

Total Non-GAAP Operating Revenues2
•Green Dot now expects its full year non-GAAP total operating revenues2 to be between $2.0 billion and $2.1 billion, up from its previous guidance range of $1.85 billion to $1.90 billion.
Adjusted EBITDA2
•Green Dot now expects its full year adjusted EBITDA2 to be between $150 million and $160 million, up from its previous guidance range of $145 million to $155 million.
Non-GAAP EPS2
•Green Dot now expects its full year non-GAAP EPS2 to be between $1.14 and $1.28, up from its previous guidance range of $1.05 to $1.20.

The components of Green Dot's non-GAAP EPS2 guidance range are as follows:

	Range
	Low	High
	(In millions, except per share data)
Adjusted EBITDA	$150.0	$160.0
Depreciation and amortization*	(62.0)	(62.0)
Net interest expense	(6.0)	(6.0)
Non-GAAP pre-tax income	$82.0	$92.0
Tax impact**	(18.0)	(20.2)
Non-GAAP net income	$64.0	$71.8
Diluted weighted-average shares issued and outstanding	56.0	56.0
Non-GAAP earnings per share	$1.14	$1.28

*	Excludes the impact of amortization of acquired intangible assets
**	Assumes a non-GAAP effective tax rate of approximately 22% for full year.

2	For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
Green Dot's management will host a conference call to discuss first quarter 2025 financial results today at 5:00 p.m. ET. The conference call can be accessed live from Green Dot's investor relations website at http://ir.greendot.com/. Green Dot uses this website as a tool to disclose important information about the company to investors and comply with its disclosure obligations under Regulation Fair Disclosure. A replay of the webcast will be available at the same website following the call. The replay will be available until Thursday, May 15, 2025.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements in the quotes of Green Dot's executive officers and under the heading "2025 Financial Guidance," and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, impacts from and changes in general economic conditions on Green Dot’s business, results of operations and financial condition, shifts in consumer behavior towards electronic payments, the potential impact on our business of our previously-disclosed strategic review process due to uncertainties in connection therewith, the timing and impact of revenue growth activities, Green Dot's dependence on revenues derived from Walmart or other large partners, the timing and impact of non-renewals or terminations of agreements with other large partners, impact of competition, Green Dot's reliance on retail distributors for the promotion of its products and services, demand for Green Dot's new and existing products and services, continued and improving returns from Green Dot's investments in strategic initiatives, Green Dot's ability to operate in a highly regulated environment, including with respect to any restrictions imposed on its business, changes to governmental policies or rulemaking or enforcement priorities affecting financial institutions or to existing laws or regulations affecting Green Dot's operating methods or economics, Green Dot's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the financial services industry that impact debit card usage generally, business interruption or systems failure, economic, political and other conditions may adversely affect trends in consumer spending and Green Dot's involvement in litigation or investigations. These and other risks are discussed in greater detail in Green Dot's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q available on Green Dot's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of May 8, 2025, and Green Dot assumes no obligation to update this information as a result of future events or developments, except as required by law.
About Non-GAAP Financial Measures
To supplement Green Dot's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), Green Dot uses measures of operating results that are adjusted for, among other things, non-operating net interest income and expense; other non-interest investment income earned by its bank; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; certain legal settlement gains and charges; stock-based compensation and related employer payroll taxes; changes in the fair value of contingent consideration; transaction costs from acquisitions or divestitures; amortization attributable to deferred financing costs, impairment charges; extraordinary severance expenses; earnings or losses from equity method investments; changes in the fair value of loans held for sale; commissions and certain processing-related costs associated with embedded finance products and services where Green Dot does not control customer acquisition; realized losses on available-for-sale investment securities; other charges and income not reflective of ongoing operating results; and income tax effects. This earnings release includes non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with Green Dot's financial measures prepared in accordance with GAAP. Green Dot's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. Green Dot believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Green Dot's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate Green Dot's business and make operating decisions. For additional information regarding Green Dot's use of non-GAAP financial measures and the items excluded by Green Dot from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of Green Dot's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of Green Dot's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation (NYSE: GDOT) is a financial technology platform and registered bank holding company that builds banking and payment solutions to create value, retain and reward customers, and accelerate growth for businesses of all sizes. For more than two decades, Green Dot has delivered financial tools and services that address the most pressing financial needs of consumers and businesses, and that transform the way people and businesses manage and move money

Green Dot delivers a broad spectrum of financial products to consumers and businesses through its portfolio of brands, including: GO2bank, a leading digital and mobile bank account offering simple, secure and useful banking for Americans living paycheck to paycheck; the Green Dot Network (“GDN”) of more than 95,000 retail distribution and cash access locations nationwide; Arc by Green Dot, the single-source embedded finance platform combining all of Green Dot’s secure banking and money processing capabilities to power businesses at all stages of growth; rapid! wage and disbursements solutions, providing pay card and earned wage access services to more than 6,000 businesses and their employees; and Santa Barbara TPG (“SBTPG”), the company’s tax division, which processes approximately 14 million tax refunds annually.

Founded in 1999, Green Dot has managed more than 80 million accounts to date both directly and through its partners. Green Dot Bank is a subsidiary of Green Dot Corporation and member of the FDIC. For more information about Green Dot’s products and services, please visit www.greendot.com.

Contacts
Investor Relations: IR@greendot.com
Media Relations: PR@greendotcorp.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31, 2025	December 31, 2024
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$1,772,845	$1,592,391
Restricted cash	43	44
Investment securities available-for-sale, at fair value	102,037	24,152
Settlement assets	680,007	616,172
Accounts receivable, net	128,644	132,007
Prepaid expenses and other assets	62,706	63,424
Total current assets	2,746,282	2,428,190
Investment securities available-for-sale, at fair value	2,002,247	2,008,650
Loans to bank customers, net of allowance for credit losses of $22,356 and $17,542 as of March 31, 2025 and December 31, 2024, respectively	38,710	31,961
Prepaid expenses and other assets	240,258	242,707
Property, equipment, and internal-use software, net	194,604	188,363
Operating lease right-of-use assets	10,091	10,823
Deferred expenses	985	1,242
Net deferred tax assets	102,639	124,405
Goodwill and intangible assets	392,069	397,941
Total assets	$5,727,885	$5,434,282
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$116,449	$103,765
Deposits	4,166,873	4,010,520
Obligations to customers	234,879	236,616
Settlement obligations	77,468	48,482
Amounts due to card issuing banks for overdrawn accounts	—	84
Other accrued liabilities	91,200	87,675
Operating lease liabilities	2,260	2,416
Deferred revenue	4,797	6,279
Income tax payable	14,337	6,648
Total current liabilities	4,708,263	4,502,485
Other accrued liabilities	829	1,045
Operating lease liabilities	7,888	8,641
Notes payable	63,242	48,526
Total liabilities	4,780,222	4,560,697

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of March 31, 2025 and December 31, 2024; 54,873 and 54,227 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	55	55
Additional paid-in capital	408,602	408,010
Retained earnings	769,375	743,602
Accumulated other comprehensive loss	(230,369)	(278,082)
Total stockholders’ equity	947,663	873,585
Total liabilities and stockholders’ equity	$5,727,885	$5,434,282

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2025	2024
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$375,953	$281,503
Cash processing revenues	113,373	106,806
Interchange revenues	47,919	50,968
Interest income, net	21,629	12,711
Total operating revenues	558,874	451,988
Operating expenses:
Sales and marketing expenses	59,688	62,375
Compensation and benefits expenses	66,214	66,824
Processing expenses	285,317	195,666
Other general and administrative expenses	86,910	116,569
Total operating expenses	498,129	441,434
Operating income	60,745	10,554
Interest expense, net	1,386	1,457
Other (expense), net	(25,704)	(1,810)
Income before income taxes	33,655	7,287
Income tax expense	7,882	2,537
Net income	$25,773	$4,750

Basic earnings per common share:	$0.47	$0.09
Diluted earnings per common share	$0.47	$0.09
Basic weighted-average common shares issued and outstanding:	54,361	52,942
Diluted weighted-average common shares issued and outstanding:	55,282	53,270

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2025	2024
	(In thousands)
Operating activities
Net income	$25,773	$4,750
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and internal-use software	15,184	16,432
Amortization of intangible assets	5,200	5,664
Provision for uncollectible overdrawn accounts from purchase transactions	2,864	7,623
Provision for loan losses	11,127	4,788
Stock-based compensation	3,021	8,625
Losses in equity method investments	2,846	2,656
Realized loss on available-for-sale investment securities	24,497	—
Amortization of discount on available-for-sale investment securities	(513)	(563)
Impairment of long-lived assets	61	2,821
Other	(1,499)	(808)
Changes in operating assets and liabilities:
Accounts receivable, net	499	13,193
Prepaid expenses and other assets	1,720	17,033
Deferred expenses	257	142
Accounts payable and other accrued liabilities	11,988	5,786
Deferred revenue	(1,695)	(928)
Income tax receivable/payable	7,713	2,198
Other, net	(322)	(235)
Net cash provided by operating activities	108,721	89,177

Investing activities
Purchases of available-for-sale investment securities	(80,741)	—
Proceeds from maturities of available-for-sale securities	54,520	45,776
Proceeds from sales and calls of available-for-sale securities	287	95
Payments for property, equipment and internal-use software	(19,418)	(14,495)
Net changes in loans	(17,631)	(39,939)
Investment in TailFin Labs, LLC	—	(35,000)
Proceeds from other investments	—	39,118
Other investing activities	(474)	(81)
Net cash used in investing activities	(63,457)	(4,526)

Financing activities
Borrowings on notes payable	14,860	—
Borrowings on revolving line of credit	—	64,000
Repayments on revolving line of credit	—	(80,000)
Taxes paid related to net share settlement of equity awards	(2,429)	(1,400)
Net changes in deposits	159,766	451,961
Net changes in settlement assets and obligations to customers	(36,586)	(86,684)
Deferred financing costs	(422)	—
Net cash provided by financing activities	135,189	347,877

Net increase in unrestricted cash, cash equivalents and restricted cash	180,453	432,528
Unrestricted cash, cash equivalents and restricted cash, beginning of period	1,592,435	686,502
Unrestricted cash, cash equivalents and restricted cash, end of period	$1,772,888	$1,119,030

Cash paid for interest	$2,112	$3,320
Cash paid for income taxes	$3	$202

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$1,772,845	$1,118,804
Restricted cash	43	226
Total unrestricted cash, cash equivalents and restricted cash, end of period	$1,772,888	$1,119,030

GREEN DOT CORPORATION
REPORTABLE SEGMENTS (UNAUDITED)

	Three Months Ended March 31,
	2025	2024
Segment Revenue	(In thousands)
Consumer Services	$95,256	$100,612
B2B Services	341,991	241,200
Money Movement Services	110,247	103,150
Corporate and Other	8,470	2,461
Total segment revenues	555,964	447,423
Embedded finance commissions and processing expenses (8)	4,427	5,100
Other income (9)	(1,517)	(535)
Total operating revenues	$558,874	$451,988

	Three Months Ended March 31,
	2025	2024
Segment Profit	(In thousands)
Consumer Services	$33,632	$33,259
B2B Services	27,152	18,283
Money Movement Services	76,826	65,847
Corporate and Other	(47,051)	(58,157)
Total segment profit *	90,559	59,232
Reconciliation to income before income taxes
Depreciation and amortization of property, equipment and internal-use software	15,184	16,432
Stock based compensation and related employer taxes	3,443	8,706
Amortization of acquired intangible assets	5,200	5,664
Impairment charges	61	6,405
Legal settlements and related expenses	937	5,880
Other expense, net	4,989	5,591
Operating income	60,745	10,554
Interest expense, net	1,386	1,457
Other (expense), net	(25,704)	(1,810)
Income before income taxes	$33,655	$7,287
* Total segment profit is also referred to herein as adjusted EBITDA in its non-GAAP measures. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures."
Green Dot's segment reporting is based on how its Chief Operating Decision Maker (“CODM”) manages its businesses, including resource allocation and performance assessment. Its CODM (who is the Chief Executive Officer) organizes and manages the businesses primarily on the basis of the channels in which its product and services are offered and uses net revenue and segment profit to assess profitability. Segment profit reflects each segment's net revenue less direct costs, such as sales and marketing expenses, processing expenses, transaction losses and fraud management, and customer support and related expenses. Green Dot’s operations are aggregated amongst three reportable segments: 1) Consumer Services, 2) Business to Business ("B2B") Services and 3) Money Movement Services.
The Corporate and Other segment primarily consists of net interest income, certain other investment income earned by Green Dot's bank, interest profit sharing arrangements with certain BaaS partners (a reduction of revenue), eliminations of inter-segment revenues and expenses, and unallocated corporate expenses, which include Green Dot's fixed expenses, such as salaries, wages and related benefits for its employees and certain third-party contractors, professional services fees, software licenses, telephone and communication costs, rent, utilities, and insurance that are not considered when Green Dot's CODM evaluates segment performance. Non-cash expenses such as stock-based compensation, depreciation and amortization of long-lived assets, impairment charges and other non-recurring expenses that are not considered by Green Dot's CODM when it is evaluating overall consolidated financial results are excluded from its unallocated corporate expenses.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(In thousands)
Total operating revenues	$558,874	$451,988
Embedded finance commissions and processing expenses (8)	(4,427)	(5,100)
Other income (9)	1,517	535
Non-GAAP total operating revenues	$555,964	$447,423

Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(In thousands, except per share data)
Net income	$25,773	$4,750
Stock-based compensation and related employer payroll taxes (3)	3,443	8,706
Amortization of acquired intangible assets (4)	5,200	5,664
Transaction and related acquisition costs (4)	446	—
Amortization of deferred financing costs (5)	141	36
Impairment charges (5)	61	6,405
Legal settlements and related expenses (5)	937	5,880
Losses in equity method investments (5)	2,846	2,656
Change in fair value of loans held for sale (5)	11	(225)
Realized loss on available-for-sale investment securities (5)	24,497	—
Extraordinary severance expenses (6)	2,986	5,020
Other income, net (5)	(93)	(50)
Income tax effect (7)	(7,841)	(7,402)
Non-GAAP net income	$58,407	$31,440
Diluted earnings per common share
GAAP	$0.47	$0.09
Non-GAAP	$1.06	$0.59

Diluted weighted-average common shares issued and outstanding
GAAP	55,282	53,270

GREEN DOT CORPORATION
Supplemental Detail on Diluted Weighted-Average Common Shares Issued and Outstanding
(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(In thousands)
Class A common stock outstanding as of March 31:	54,873	53,158
Weighting adjustment	(512)	(216)
Dilutive potential shares:
Service based restricted stock units	863	259
Performance-based restricted stock units	6	4
Employee stock purchase plan	52	65
Diluted weighted-average shares issued and outstanding	55,282	53,270

Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(In thousands)
Net income	$25,773	$4,750
Interest expense, net (2)	1,386	1,457
Income tax expense	7,882	2,537
Depreciation and amortization of property, equipment and internal-use software (2)	15,184	16,432
Stock-based compensation and related employer payroll taxes (2)(3)	3,443	8,706
Amortization of acquired intangible assets (2)(4)	5,200	5,664
Transaction and related acquisition costs (2)(4)	446	—
Impairment charges (2)(5)	61	6,405
Legal settlements and related expenses (2)(5)	937	5,880
Losses in equity method investments (2)(5)	2,846	2,656
Change in fair value of loans held for sale (2)(5)	11	(225)
Realized loss on available-for-sale investment securities (2)(5)	24,497	—
Extraordinary severance expenses (2)(6)	2,986	5,020
Other income, net (2)(5)	(93)	(50)
Adjusted EBITDA	$90,559	$59,232

Non-GAAP total operating revenues	$555,964	$447,423
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	16.3%	13.2%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenues (1)
(Unaudited)

	FY 2025
	Range
	Low	High
	(In millions)
Total operating revenues	$2,016	$2,116
Adjustments (8)(9)	(16)	(16)
Non-GAAP total operating revenues	$2,000	$2,100

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Loss (1)
(Unaudited)

	FY 2025
	Range
	Low	High
	(In millions)
Net loss	$(53.6)	$(46.4)
Adjustments (10)	203.6	206.4
Adjusted EBITDA	$150.0	$160.0

Non-GAAP total operating revenues	$2,100	$2,000
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	7.1%	8.0%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Loss(1)
(Unaudited)

	FY 2025
	Range
	Low	High
	(In millions, except per share data)
Net loss	$(53.6)	$(46.4)
Adjustments (10)	117.5	118.1
Non-GAAP net income	$64.0	$71.8
Diluted earnings (loss) per share
GAAP	$(0.96)	$(0.83)
Non-GAAP	$1.14	$1.28

Diluted weighted-average shares issued and outstanding
GAAP	56.0	56.0

(1)To supplement Green Dot’s consolidated financial statements presented in accordance with GAAP, Green Dot uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as Green Dot does. These financial measures are adjusted to eliminate the impact of items that Green Dot does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons Green Dot considers them appropriate.
Green Dot believes that the non-GAAP financial measures it presents are useful to investors in evaluating Green Dot’s operating performance for the following reasons:
•adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, transaction costs, impairment charges, extraordinary severance expenses, certain legal settlement and related expenses, earnings or losses from equity method investments, changes in the fair value of loans held for sale, realized losses on available-for-sale investment securities, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired;
•securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies; and
•Green Dot records stock-based compensation from period to period, and recorded stock-based compensation expenses and related employer payroll taxes, net of forfeitures, of approximately $3.4 million and $8.7 million for the three months ended March 31, 2025 and 2024, respectively. By comparing Green Dot’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate Green Dot’s operating results without the additional variations caused by stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of the public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations.
Green Dot’s management uses the non-GAAP financial measures:
▪as measures of operating performance, because they exclude the impact of items not directly resulting from Green Dot’s core operations;
▪for planning purposes, including the preparation of Green Dot’s annual operating budget;
▪to allocate resources to enhance the financial performance of Green Dot’s business;
▪to evaluate the effectiveness of Green Dot’s business strategies;
▪to establish metrics for variable compensation; and
▪in communications with Green Dot’s board of directors concerning Green Dot’s financial performance.
Green Dot understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for an analysis of Green Dot’s results of operations as reported under GAAP. Some of these limitations are:
▪that these measures do not reflect Green Dot’s capital expenditures or future requirements for capital expenditures or other contractual commitments;
▪that these measures do not reflect changes in, or cash requirements for, Green Dot’s working capital needs;
▪that these measures do not reflect non-operating interest expense or interest income;
▪that these measures do not reflect cash requirements for income taxes;
▪that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and
▪that other companies in Green Dot’s industry may calculate these measures differently than Green Dot does, limiting their usefulness as comparative measures.

(2)Green Dot does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these adjustments to the non-GAAP financial measure is provided before income tax expense.
(3)This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units) and related employer payroll taxes. Stock-based compensation expense is not comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations. Green Dot excludes stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that Green Dot does not believe are reflective of ongoing operating results. Green Dot also believes that it is not useful to investors to understand the impact of stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in Green Dot's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which Green Dot has limited to no control. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(4)Green Dot excludes certain expenses that are the result of acquisition or divestiture activities, including a sale in connection with its evaluation of strategic alternatives. These acquisition-related adjustments include items such as transaction costs, the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in Green Dot recording expenses or fair value adjustments in its GAAP financial statements. Green Dot may also from time to time incur gains or losses from divestitures of a business or other sale activities, as well as professional and legal fees and other direct expenses associated with such transactions. Green Dot analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition-related adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on Green Dot's consolidated statements of operations, as applicable for the periods presented.
(5)Green Dot excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in Green Dot's GAAP financial statements, Green Dot excludes them in its non-GAAP financial measures because Green Dot believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include items such as amortization attributable to deferred financing costs, impairment charges related to long-lived assets, earnings or losses from equity method investments, legal settlements and related expenses, changes in the fair value of loans held for sale, realized losses on available-for-sale investment securities and other income and expenses, as applicable for the periods presented. In determining whether any such adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. Each of these adjustments, except for amortization of deferred financing costs, earnings and losses from equity method investments, fair value changes on loans held for sale, and realized losses on available-for-sale investment securities, which are all included below operating income, are included within other general and administrative expenses on Green Dot's consolidated statements of operations.
(6)During the three months ended March 31, 2025, Green Dot recorded $3.0 million related to extraordinary severance expenses, which were paid out in connection with reductions in force and other extraordinary involuntary terminations of employment. Although severance expenses may arise throughout the fiscal year, Green Dot believes the nature of these extraordinary costs are not indicative of its core operating performance. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(7)Represents the tax effect for the related non-GAAP measure adjustments using Green Dot's year to date non-GAAP effective tax rate. It also excludes both the impact of excess tax benefits related to stock-based compensation and the IRC §162(m) limitation that applies to performance-based restricted stock units expense as of March 31, 2025.
(8)Represents commissions and certain processing-related costs associated with embedded finance products and services where Green Dot does not control customer acquisition. This adjustment is netted against revenues when evaluating segment performance.
(9)Represents other non-interest investment income earned by Green Dot Bank. This amount is included along with operating interest income in Green Dot's Corporate and Other segment since the yield earned on these investments are generated on a recurring basis and earned similarly to its investment securities available-for-sale.
(10)These amounts represent estimated adjustments for items such as income taxes, depreciation and amortization, employee stock-based compensation and related employer taxes, transaction costs from acquisitions or divestitures, amortization attributable to deferred financing costs, impairment charges, extraordinary severance expenses, earnings and losses from equity method investments, changes in the fair value of loans held for sale, legal settlements and related expenses, realized losses on available-for-sale investment securities and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).